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                                 AIRCRAFT LEASE


         This Aircraft Lease (this "Lease") is made and entered into as of the 6th day of October, 1996, by and between JSM, Inc., a Connecticut corporation which has a principal place of business c/o Cannondale Corporation, 9 Brookside Place, Georgetown, Connecticut 06829 (hereinafter called "Lessor"), and Cannondale Corporation, a Delaware corporation which has a principal place of business at 9 Brookside Place, Georgetown, Connecticut 06829 (hereinafter called "Lessee").

         Lessor and Lessee hereby certify that the Aircraft Lease, dated as of March 29, 1995, between Lessor and Lessee, recorded by the Federal Aviation Administration on June 23, 1995, and assigned Conveyance No. C32820 (the "Prior Lease") has terminated and the Aircraft and Engines covered thereby are no longer subject to the terms thereof. The foregoing shall not affect indemnity obligations under Section 16 of the Prior Lease, which obligations, by the agreement of the Lessor and Lessee, shall survive the termination of the Prior Lease.



                              W I T N E S S E T H:

         In consideration of the rents and covenants set forth herein, Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor the aircraft described below (the "Aircraft"), subject to all of the terms and conditions set forth herein:

         Aircraft Manufacturer and Model:   Cessna 525 CitationJet
         Aircraft Serial No.:               525-0094
         U.S. Registration No.:             N94MZ
         Engine Manufacturer and Model:     Williams-Rolls, Inc.
                                            Model FJ-44-1A*
         Engine Serial Nos.:                Left:  1206
                                            Right: 1193

         * Engines are in excess of 750 shaft horsepower or its equivalent.

         Lessee shall have complete responsibility to maintain the Aircraft during the term of the Lease in accordance with the terms and conditions set forth herein, except as otherwise provided herein.

         1. DELIVERY OF AIRCRAFT (a) Lessee shall take delivery of the Aircraft upon the expiration of the Prior Lease at Danbury Municipal Airport, Danbury, Connecticut. On such date Lessee shall be deemed to have accepted the Aircraft for all purposes hereunder in an "AS IS" condition, ACKNOWLEDGING THEREBY THAT
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LESSOR HAS NOT MADE NOR DOES IT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR
IMPLIED, AS TO AIRWORTHINESS, DESIGN, CONDITION, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO ANY OTHER MATTER. Lessor represents and warrants that upon such delivery, it will have good title to the Aircraft and that the Aircraft will have been registered in its name with the Federal Aviation Administration ("FAA"). During the term of this Lease, Lessor shall not impair such registration or cause it to be impaired, suspended or canceled. Lessor agrees that so long as the Lessee is not in default and fully performs hereunder, Lessor will not interfere with Lessee's quiet use and enjoyment of the Aircraft.

                  (b) Upon delivery of the Aircraft and thereafter during the remainder of this Lease so long as Lessee is not in default hereunder, Lessor assigns to Lessee, and authorizes Lessee to exercise, such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft, made by any manufacturer, supplier or subcontractor, to the extent the same may be assignable or made available to Lessee, and Lessor agrees that upon Lessee's request, Lessor shall use its reasonable efforts to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee.


         2. TERM -- The term of this Lease shall commence as of October 6, 1996, and shall expire on October 5, 1999.


         3. AMOUNT OF PAYMENT -- Lessee agrees to pay rent at the rate set forth on Exhibit A annexed hereto and made a part hereof, together with all applicable sales and use taxes.


         4. MODE OF PAYMENT -- Monthly rental payments shall be paid in advance on or before the 6th day of each calendar month.


         5. PLACE OF PAYMENT -- Monthly rental payments are to be made to Lessor at the address specified above or to such other place as the parties may agree.


         6. TIME, PLACE, CONDITION AND DELIVERY UPON TERMINATION -- The Aircraft shall be returned to Lessor at the place the Aircraft was accepted for delivery hereunder or such other place agreed upon by the parties. At the time of such delivery, Lessee shall deliver all operating, overhaul and maintenance manuals, records, logs and other materials required to be maintained with respect to the Aircraft. The Aircraft will be in the same


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operating condition, order, repair and condition as when received excepting only for reasonable wear and tear.

         7. MAINTENANCE AND REPAIR -- Lessee shall, at its own expense, maintain the Aircraft and keep the Aircraft in good order and repair, in accordance with
(i) all applicable laws, rules and regulations and (ii) applicable requirements of the FAA or other governmental authority. All inspections, repairs, modifications and overhaul work to be accomplished by Lessee shall be performed by personnel duly licensed to perform such work and shall be performed in accordance with the standards set by the FAA in its regulations and requirements. Lessee shall maintain all log books pertaining to the Aircraft during the term of this Lease in accordance with the rules and regulations of the FAA. Such records shall be made available for examination by Lessor or its duly authorized agent upon reasonable notice to Lessee, and Lessee shall, at the end of the term of this Lease, deliver such records to Lessor. Lessee will promptly replace all or any part of the Aircraft which may be worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Aircraft.


         8. INSPECTION BY LESSOR -- Lessee agrees to permit Lessor or its duly authorized agent to inspect the Aircraft upon reasonable notice to Lessee. Lessee agrees to furnish Lessor with any information in respect to the Aircraft and its use that Lessor may reasonably request.


         9. RISK OF LOSS -- During the term of this Lease (and until the Aircraft is returned to Lessor in accordance with paragraph 6 above), Lessee shall bear the risk of loss with respect to the Aircraft.


         10. INSURANCE -- Upon delivery of the Aircraft and thereafter during the remaining term of this Lease (and until the Aircraft is returned to Lessor in accordance with paragraph 6 above), Lessee shall maintain in full force and effect and at its own expense policies of insurance against loss or damage to, or relating to the operation of, the Aircraft, with insurers and in such form as are reasonably acceptable to Lessor, as follows:

                  (i) Hull insurance covering all risks on the ground and in flight in an amount not less than $3,000,000.00, naming the Lessor, Joseph S. Montgomery, and Park National Bank, as Trustee for the Joseph S. Montgomery Irrevocable Trust, as their interests may appear, as loss payees. Such coverage shall


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include a mutual waiver of subrogation between Lessor and Lessee; and

                  (ii) Passenger liability, public liability and property damage liability with an aggregate combined limit of not less than $25,000,000.00 against claims arising from the possession, maintenance or operation of the Aircraft by Lessee. Such coverage shall name Lessor, Joseph S. Montgomery and Park National Bank, as Trustee for the Joseph S. Montgomery Irrevocable Trust, and any person or entity on whose behalf the Aircraft may be operated (including, without limitation, Joseph S. Montgomery), as their interests may appear, as additional insureds.

                  The above coverages shall contain a provision requiring the insurance carrier to provide the Lessor with at least thirty days written notice prior to canceling coverage and a breach of warranty provision in favor of Park National Bank, as Trustee for the Joseph S. Montgomery Irrevocable Trust.

                  Lessee shall deliver to Lessor at the commencement hereof, and annually thereafter, a copy of said insurance policy or other reasonable evidence that coverage in accordance with this provision is in effect.


         11.  LESSEE'S COVENANTS -- The Lessee covenants and agrees as follows:

                  (i) Conforming Use. To abide by and conform to the provisions of any insurance policy issued with respect to the Aircraft and all laws, ordinances, orders, rules and regulations controlling or affecting the operation or use of the Aircraft.

                  (ii) Operation. To operate and to cause others to operate the Aircraft at all times in accordance with the Aircraft's flight manual.

                  (iii) Licensed Pilotage. To permit the Aircraft to be operated only by pilots duly licensed and qualified to operate the Aircraft and having at least the minimum total pilot hours required by insurance covering the Aircraft.


         12. TAXES -- Lessee agrees to pay all local, state and federal taxes relating to the Aircraft, except income taxes of Lessor.

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         13. TITLE; PERMITTED USE -- The registration of, and title to, the
Aircraft shall be in the name of Lessor at all times during the term of this Lease. This Lease is and is intended to be a lease and the Lessee does not acquire hereby any right, title or interest whatsoever, legal or equitable, in the Aircraft except its interest as Lessee hereunder. Lessee may sublease or permit use of the Aircraft by third parties provided that any such use shall be in accordance with the terms of this Lease and all applicable laws, rules and regulations and the insurance policies maintained under paragraph 10 hereof.


         14. DEFAULT -- In addition to any of Lessor's other remedies at law or in equity, if Lessee fails to make any payments of rent as required hereunder or if Lessee fails to comply with any provision of this Lease, Lessor shall have the right to take possession of the Aircraft wherever it may be located without demand or notice. In the event of such default by Lessee, Lessor may at its option terminate this Lease immediately.


         15. GOVERNING LAW -- This Lease shall be construed under the laws of the State of Connecticut.


         16. INDEMNIFICATION -- Lessee shall indemnify, defend and hold harmless Lessor from all claims, expenses, damages and liabilities, including, without limitation, personal injury, death and property damage claims, arising during the term of this Lease and in any manner occasioned by or related to Lessee's possession, operation, use, or maintenance of the Aircraft to the extent the same are not covered by the insurance required hereunder. The foregoing indemnification obligations shall expressly survive any termination of this Lease.


         17. ENTIRE AGREEMENT -- This Lease, together with any exhibits and schedules appended hereto, constitutes the entire agreement between the parties, superseding any and all agreements and undertakings, oral or written, between the parties hereto, and may not be modified or amended except in a writing executed by the parties.

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         IN WITNESS WHEREOF, the parties have set their hands and seals at
Georgetown, Connecticut as of the 6th day of October, 1996.



JSM, INC.                                   CANNONDALE CORPORATION


By: /s/ Joseph S. Montgomery                By: /s/ John Moriarty
    -------------------------                   -----------------------

Name:   Joseph S. Montgomery                Name:   John Moriarty
      ----------------------                      ----------------------

Title:  President                           Title:  Assistant Treasurer

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                                    EXHIBIT A

         To Aircraft Lease dated as of October 6, 1996, between JSM, Inc., as Lessor, and Cannondale Corporation, as Lessee


                                      RENT


                  1. First Year of Term. Annual rent for the first year of the term of the Lease shall be $375,000 payable in advance on the 6th day of each month as follows:

                           October 6, 1996          $100,000
                           6th day of each
                            calendar month
                            thereafter               $25,000


                  2. Subsequent Years of Term. Within 90 days prior to each anniversary date of the Lease, Lessor and Lessee shall negotiate in good faith to determine whether the rent as provided in paragraph 1 of this Exhibit A should be adjusted to account for changes in the fair market value of aircraft comparable to the Aircraft.

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